EXHIBIT 99.1

Nanophase Now Trading on Nasdaq Capital Market

ROMEOVILLE, Ill., June 1, 2011 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (Nasdaq:NANX), a technology leader in the development of advanced nanoengineered products, announced today that Nasdaq has approved the transfer of the Company's listing from the Nasdaq Global Market to the Nasdaq Capital Market. The Company's securities began trading on the Nasdaq Capital Market on May 31, 2011.

Nanophase president and CEO Jess Jankowski commented, "Our decision to list our securities on the Nasdaq Capital Market trading system should benefit our shareholders in many ways. There are approximately 500 companies listed on the Nasdaq Capital Market. As a small-cap growth company, we believe the Capital Market will provide an appropriate platform for the listing of our securities. Companies listed on the Nasdaq Capital Market enjoy the benefits of a Nasdaq listing with peers generally closer to Nanophase in size than the Nasdaq Global Market. We are pleased to continue our longstanding relationship with Nasdaq."

On May 26, 2011, the Company received approval from The Nasdaq Stock Market that its application was accepted and its listing would be transferred to the Nasdaq Capital Market effective May 31, 2011. The Company previously reported that it had received a notice from Nasdaq indicating that the Company's most recently reported Shareholder's Equity was below the $10,000,000 required by Nasdaq Listing Rule 5450(b)(1)(A) (the "Rule"), and therefore, the Company was no longer in compliance with the continuing listing standards for the Nasdaq Global Market. The notice had no impact on the listing of the Company's common stock, which continues to trade under the symbol "NANX".

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will,", "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company's Form 10-K filed March 22, 2011. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

CONTACT: Company Contact:
         Nancy Baldwin
         Investor Relations
         630-771-6708